AMENDMENT OF

                             WARREN RESOURCES, INC.
                   2000 EQUITY INCENTIVE PLAN FOR EMPLOYEES OF
                        PETROLEUM DEVELOPMENT CORPORATION

          The 2000 Equity Incentive Plan for Employees of Petroleum Development Corporation (the "Plan") is hereby amended as follows:

          1. Section 3 of the Plan is hereby amended in its entirety to read as follows:

               Eligibility

               All employees and, in the case of Awards other than Incentive Stock Options, directors and Consultants of the Company of any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Such Awards granted shall cover such number of shares of the Parent's Common Stock as the Committee may determine in its sole discretion; provided, however, that if on the date of grant of an Award, any class of common stock of the Parent (including, without limitation, the Common Stock) is required to be registered under Section 12 of the Exchange Act, the maximum number of shares subject to an Award that may be granted to any Participant during any calendar year under the Plan shall be 750,000 shares.